January 3, 2001


U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

Please be advised that we agree with the statements relating to Hood & Strong LLP contained in Item 4 of M&A West, Inc.'s Form 8-K dated January 2, 2001.


Very Truly Yours,

/s/ Hood & Strong LLP
Hood & Strong LLP